FXCM Inc. Announces First Quarter 2012 Results

Releases April 2012 Operating Metrics

First Quarter 2012 Highlights:

•	US GAAP revenues of $102.6 million, up 8% versus the same period in 2011
•	Adjusted Pro Forma EBITDA of $24.9 million, down 2% versus the same period in 2011
•	Adjusted Pro Forma net income of $12.5 million, down 9% versus the same period in 2011
•	Adjusted Pro Forma fully diluted earnings per share of $0.17, down 6% versus the same period in 2011
•	US GAAP net income of $2.9 million, up 4% versus the same period in 2011
•	US GAAP fully diluted earnings per share of $0.16, unchanged versus the same period in 2011
•	Customer equity of $1,136 million, up 47% from same period in 2011 and up 8% from December 2011
•	Active accounts of 171,296, up 22% from the same period in 2011 and up 5% from December 2011

NEW YORK, NY – May 9, 2012 – FXCM Inc. (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended March 31, 2012, revenues under US GAAP of $102.6 million, compared to $94.6 million for the quarter ended March 31, 2011, an increase of 8%. Adjusted Pro Forma EBITDA for the first quarter 2012 was $24.9 million, compared to $25.5 million for the first quarter 2011, a decrease of 2%. Adjusted Pro Forma Net Income was $12.5 million for the first quarter 2012, compared to $13.7 million for the first quarter 2011, a decrease of 9%. Adjusted Pro Forma fully diluted earnings per share for the first quarter 2012 of $0.17 on a fully exchanged, fully diluted basis, compared to $0.18 per share for the first quarter 2011, a decrease of 6%. U.S. GAAP net income was $2.9 million for the first quarter 2012, compared to $2.8 million for the first quarter 2011, an increase of 4%. U.S. GAAP earnings per share for the first quarter 2012 was unchanged at $0.16 per fully diluted Class A share, compared the first quarter 2011.

Adjusted Pro Forma results assume the conversion and exchange of all FXCM Holdings, LLC Units into FXCM Inc. Class A common stock, resulting in the elimination of the non-controlling interest and the corresponding adjustment to the entity’s tax provision. In addition, Adjusted Pro Forma results eliminate certain non-recurring charges and certain equity based compensation expense.

“FXCM delivered strong growth in the quarter despite a weak trading environment in foreign exchange. Customer equity grew by 8% to $1.1 billion from year-end 2011 and is up 47% from March 2011. We achieved near record volumes in our retail business with over $985 billion in customer volume – some $15.2 billion a day – in part because of the strength in our Japanese business,” said Drew Niv, Chief Executive Officer.

“Our institutional business had a near record with $398 billion in customer volume. We are most pleased with these results as we have begun to roll out our own internally developed institutional trading platform which we believe will make us more competitive in the very large institutional foreign exchange market.”

In addition, FXCM Inc. today announced certain key operating metrics for April 2012 for its retail and institutional foreign exchange business. Monthly activities included:

April 2012 Operating Metrics

Retail Trading Metrics

•	Retail customer trading volume(1) of $248 billion in April 2012, 27% lower than March 2012 and 15% lower than April 2011.

•	Average retail customer trading volume per day of $11.8 billion in April 2012, 24% lower than March 2012 and 15% lower than April 2011.

•	An average of 324,813 retail client trades per day in April 2012, 18% lower than March 2012 and 1% higher than April 2011.

•	Tradeable accounts(2) of 202,539 as of April 30, 2012, an increase of 2,407 or 1% from March 2012, and an increase of 36,391 or 22% from March 2011.

Institutional Trading Metrics

•	Institutional customer trading volume(1) of $103 billion in April 2012, 36% lower than March 2012 and 65% higher than April 2011.

•	Average institutional trading volume per day of $4.9 billion in April 2012, 33% lower than March 2012 and 65% higher than April 2011.

•	An average of 13,608 institutional client trades per day in April 2012, 48% lower than March 2012 and 101% higher than April 2011.

“April was one of the lowest months of volatility in foreign currencies seen in the past five years and our operating metrics reflected that,” continued Niv. “However, with the strong start to the year that we have seen in customer equity and account growth, we believe we are well positioned should the trading environment improve.”

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate website, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website, www.fxcm.com.

(1) Volume that FXCM customers traded in period is translated into US dollars.

(2) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Consolidated Adjusted Pro Forma and U.S. GAAP Results

	Adjusted Pro Forma (millions except per share amounts, unaudited)
	Three Months Ended March 31,
	2012	2011	% Change

Total Net Revenues	$102.6	$94.6	8%

Referring broker fees	20.2	21.6	(6)%
Compensation and benefits	21.1	20.2	4%
Other expenses	36.4	27.3	33%

EBITDA	24.9	25.5	(2)%

Depreciation, amortization and interest expense	6.4	4.1	56%

Income before income taxes	18.5	21.4	(14)%

Income tax provision	6.0	7.7	(22%)

Net Income	12.5	13.7	(9)%

Net income attributable to non-controlling interest	-	-	-

Net Income Attributable to FXCM Inc.	$12.5	$13.7	(9)%

Pro forma fully exchanged, fully diluted shares outstanding	72.7	75.3	(3)%

Earnings Per Share	$0.17	$0.18	(6)%

	Unaudited U.S. GAAP (millions except per share amounts, unaudited)
	Three Months Ended March 31,
	2012	2011	% Change

Total Net Revenues	$102.6	$94.6	8%

Referring broker fees	20.2	21.6	(6)%
Compensation and benefits	23.2	22.6	3%
Other expenses	36.4	27.3	33%

EBITDA	22.8	23.1	(1)%

Depreciation, amortization and interest expense	6.4	4.1	56%

Income before income taxes	16.4	19.0	(14)%

Income tax provision	2.4	0.5	380%

Net Income	14.0	18.5	(24)%

Net income attributable to non-controlling interest	11.1	15.7	(29)%

Net Income Attributable to FXCM Inc.	2.9	2.8	4%

Average Class A shares outstanding	18.0	17.3	4%

Net Income per Class A Share Basic and Diluted	$0.16	$0.16	-

Selected Operating Metrics

	(Unaudited)
	Three Months Ended March 31,
	2012	2011	% Change

Total trading volume ($ in billions)	$985	$822	20%

Total institutional trading volume ($ in billions)	$398	$219	82%

Total active accounts	171,296	139,900	22%

Trading days in period	65	64	2%

Daily average trades	378,837	309,777	22%

Daily average trades per active account	2.3	2.2	5%

Retail trading revenue per million traded	$94	$95	(1)%

Total customer equity ($ in millions)	$1,135.9	$775.1	47%

Non-GAAP Financial Measures

Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per fully diluted share are non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Adjusted Pro Forma Results” beginning on A-3 of this release for additional information regarding these non-GAAP financial measures and for reconciliations of such measure to the most directly comparable measures calculated in accordance with GAAP.

Declaration of Quarterly Dividend

The company also announced today that its board of directors has declared a quarterly dividend of $0.06 per share on its outstanding Class A common stock. The dividend is payable on June 29th, 2012 to Class A stockholders of record at the close of business on June 19th, 2012.

Conference Call

As previously announced, FXCM Inc. will host a conference call to discuss its results at 8:15 a.m. (EST) today. This conference call will be available to domestic participants by dialing 888.713.4214 and 617.213.4866 for international participants. The conference ID number is 80886868.

A live, audio webcast, a copy of FXCM's earnings release, and a presentation and replay of this conference call will also be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,”“expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange, or FX, trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk FX trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, offers Contract for Difference (“CFD”) products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with FX on one platform. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

For Media:
Jaclyn Sales, 646-432-2463
Vice-President, Corporate Communications
jsales@fxcm.com

or

For Investors:
Thomas Porac, 646-432-2986
Vice-President, Investor Relations
investorrelations@fxcm.com

ANNEX I

FXCM Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited )

	Three Months Ended March 31,
	2012	2011
Revenues

Retail trading revenues	$92,726	$77,735
Institutional trading revenues	5,820	7,379
Trading revenue	98,546	85,114

Interest income	860	941
Brokerage interest expense	91	73
Net interest income	769	868

Other income	3,274	8,597

Total net revenues	102,589	94,579

Operating Expenses

Referring broker fees	20,189	21,601
Compensation and benefits	23,217	22,586
Advertising and marketing	8,270	7,018
Communication and technology	8,380	7,359
General and administrative	19,710	12,915
Depreciation and amortization	6,181	4,094

Total operating expenses	85,947	75,573

Operating income	16,642	19,006

Other Expense
Interest on borrowings	269	-

Income before income taxes	16,373	19,006
Income tax provision	2,367	549
Net income	14,006	18,457
Net income attributable to non-controlling interest	11,118	15,661
Net income attributable to FXCM, Inc.	$2,888	$2,796

Average Class A shares outstanding	17,989	17,319

Net Income per Class A Share Basic and Diluted	$0.16	$0.16

A-1

FXCM Inc.

Consolidated Statements of Financial Condition

As of March 31, 2012 and December 31, 2011

(Amounts in thousands except for share data)

(Unaudited)

	March 31,	December 31,
	2012	2011

Assets

Current assets
Cash and cash equivalents	$221,312	$184,721
Cash and cash equivalents, held for customers	1,135,857	1,046,983
Due from brokers	3,715	1,311
Accounts receivables, net	10,916	17,004
Deferred tax asset	6,241	6,982
Tax receivable	2,079	2,016
Total current assets	1,380,120	1,259,017

Deferred tax asset	109,674	88,556
Office, communication and computer equipment, net	44,562	39,686
Intangible assets and goodwill, net	78,930	80,656
Other assets	15,924	19,218
Total assets	$1,629,210	$1,487,133

Liabilities and Equity

Current liabilities
Customer account liabilities	$1,135,857	$1,046,983
Accounts payable and accrued expenses	53,571	56,723
Credit agreement	45,000	-
Due to brokers	4,155	13,495
Deferred tax liability	2,304	2,241
Due to related parties pursuant to tax receivable agreement	4,468	3,575
Total current liabilities	1,245,355	1,123,017

Deferred tax liability	6,669	7,044
Due to related parties pursuant to tax receivable agreement	80,392	63,639
Total liabilities	1,332,416	1,193,700

Commitments and Contingencies

Stockholders' equity
Class A common stock, par value $0.01 per share;	200	149
3,000,000,000 shares authorized, 19,967,859 and 14,899,391 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively
Class B common stock, par value $0.01 per share;	1	1
1,000,000 shares authorized, 100 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively
Additional paid-in-capital	115,707	86,152
Retained earnings	10,667	8,977
Accumulated other comprehensive income	(599)	142
Total stockholders' equity, FXCM Inc.	125,976	95,421
Non-controlling interest	170,818	198,012
Total stockholders' equity	296,794	293,433
Total liabilities and stockholders' equity	$1,629,210	$1,487,133

See accompanying notes to the consolidated financial statements.

A-2

Adjusted Pro Forma Results

Throughout the discussion of FXCM Inc.’s results, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflects the conversion of all units of FXCM Holdings, LLC for shares of Class A common stock of FXCM Inc. FXCM believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare FXCM’s results across several periods and facilitate an understanding of FXCM’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Exchange of Units of FXCM Holdings, LLC for FXCM Inc. Class A Shares. As a result of the exchange of FXCM Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company’s management believes that it is useful to provide the per-share effect associated with the assumed exchange of all FXCM Holdings units.

2.	Stock Based Compensation Expense. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate expense relating to stock based compensation relating to the Company’s initial public offering. The Company’s management believes it is useful to provide the effects of eliminating these expenses.

3.	Income Taxes. Prior to the initial public offering FXCM was organized as a series of limited liability companies and foreign corporations, and even following the initial public offering not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates and the deferred tax assets related to tax benefits for equity-based compensation awards are realized when the stock options are exercised. This assumption is consistent with the assumption that all of FXCM Holdings’ units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

A-3

FXCM Inc.

Adjusted Pro Forma Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited )

	Three Months Ended March 31,
($ thousands)	2012					2011
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues

Retail trading revenues	$92,726	-		$92,726		$77,735	-		$77,735
Institutional trading revenues	5,820	-		5,820		7,379	-		7,379
Trading revenues	98,546	-		98,546		85,114	-		85,114

Interest Income	860	-		860		941	-		941
Brokerage interest expense	91	-		91		73	-		73
Net interest income	769	-		769		868	-		868

Other Income	3,274	-		3,274		8,597	-		8,597

Total net revenues	102,589	-		102,589		94,579	-		94,579

Operating Expenses

Referring broker fees	20,189	-		20,189		21,601	-		21,601
Compensation and benefits	23,217	(2,108	)(1)	21,109		22,586	(2,433	)(1)	20,153
Advertising and marketing	8,270	-		8,270		7,018	-		7,018
Communication and technology	8,380	-		8,380		7,359	-		7,359
General and administrative	19,710	-		19,710		12,915	-		12,915
Depreciation and amortization	6,181	-		6,181		4,094	-		4,094

Total operating expenses	85,947	(2,108)		83,839		75,573	(2,433)		73,140

Operating income	16,642	(2,108)		18,750		19,006	(2,433)		21,439

Other expense
Interest on borrowings	269	-		269		-	-		-

Income before income taxes	16,373	2,108		18,481		19,006	2,433		21,439
Income tax provision	2,367	3,601	(2)	5,968		549	7,199	(2)	7,748
Net income	14,006	(1,493)		12,513		18,457	(4,766)		13,691
Net income attributable to non-controlling interest	11,118	(11,118	)(3)	-		15,661	(15,661	)(3)	-
Net income attributable to FXCM Inc.	$2,888	$9,625		$12,513		$2,796	$10,895		$13,691

Pro Forma fully exchanged, fully diluted shares outstanding				72,675	(4)				75,300	(4)

Adjusted Pro Forma net income per fully exchanged, fully diluted shares outstanding				$0.17					$0.18

(1) Represents the elimination of equity-based compensation associated with the IPO.

(2) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 32.3% and 36.1% for the three months ended March 31, 2012 and 2011, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(3) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM, Inc.), as if the unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(4) Fully diluted shares assuming all unitholders had fully exchanged their FXCM Holdings, LLC units for shares of

Class A common stock of the Company.

A-4

FXCM Inc.

Reconciliation of EBITDA to Net Income

(In thousands)

(Unaudited )

	Three Months Ended March 31,
	Adjusted Pro Forma		U.S. GAAP
	2012	2011	2012	2011

Revenues	102,589	94,579	102,589	94,579

Net income attributable to FXCM Inc.	12,513	13,691	2,888	2,796
Net income attributable to noncontrolling interest	-	-	11,118	15,661
Provision for income taxes	5,968	7,748	2,367	549
Depreciation, amortization and interest expense	6,450	4,094	6,450	4,094
EBITDA	24,931	25,533	22,823	23,100

A-5